Exhibit 23.1

Consent of Independent Registered Public Accounting FIrm

We consent to the inclusion in this Registration Statement of MDNA Life Sciences, Inc. (the “Company”) on Form S-1 of our report dated April 1, 2022, with respect to our audit of the financial statements of MDNA Life Sciences, Inc. as of September 30, 2021 and 2020, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ Rosenberg, Rich, Baker, Berman P.A.

Somerset, New Jersey

August 5, 2022